Exhibit 99.1

Saratoga Investment Corp. Announces CFO Transition and New Leadership Appointments

NEW YORK, Sept. 18, 2026 (GLOBE NEWSWIRE) -- Saratoga Investment Corp. (NYSE:SAR) (“Saratoga Investment” or “the Company”), a business development company, today announced that Henri Steenkamp will step down from his position as Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary, effective October 31, 2026, for health-related reasons.

Mr. Steenkamp will continue to support the Company in a consulting capacity following the transition, providing continuity and institutional knowledge as the Company implements its expanded leadership structure. Mr. Steenkamp will also remain a member of the Company’s Board of Directors and CFO of the Company’s SBIC subsidiaries, where he will continue to contribute his long-standing knowledge of the Company’s business, investment platform, governance practices and strategic priorities.

The Company also announced the following leadership appointments, each effective October 31st, 2026:

●	Christine Ramdihal has been promoted to Chief Accounting Officer and Treasurer, and will serve as the Company’s principal financial officer

●	Rochelle Kracoff has been promoted to Chief Compliance Officer and Secretary

●	James Soltesz has been appointed as Investment Manager and Vice President of Capital Markets

Ms. Ramdihal has served as Controller of Saratoga Investment and brings significant accounting, financial-reporting and audit experience to her expanded role. Prior to joining Saratoga Investment almost ten years ago, she spent seven years in external audit roles at CBIZ and BDO, serving clients in both general assurance and financial-services practices.

Ms. Kracoff has served as Assistant Chief Compliance Officer and Treasury Manager at Saratoga Investment since 2021, following four years with the Company as Compliance Manager. In her expanded role, she will continue to oversee the Company’s compliance program and support the Company’s continued focus on regulatory adherence, governance and risk management. Before joining Saratoga Investment in 2017, Ms. Kracoff held legal and compliance roles at Visium Asset Management and earlier legal-operations positions.

Mr. Soltesz is an Investment Manager of Saratoga Investment Advisors, LLC, the Company’s investment adviser. He is responsible for underwriting, trading and portfolio management activities related to the firm’s third-party CLO security business. In his expanded role as Investment Manager and Vice President of Capital Markets, Mr. Soltesz will expand his role to support the Company’s overall balance sheet management.

These promotions reflect Saratoga Investment’s established succession planning and the depth of its leadership team. Christine Ramdihal, Rochelle Kracoff and Jim Soltesz each bring meaningful functional experience, institutional knowledge and a strong understanding of the Company’s operating standards to their expanded responsibilities. Collectively, their backgrounds across accounting, financial reporting, compliance, treasury, investment and balance sheet management and portfolio oversight provide a strong internal foundation for the transition.

Together with Mr. Steenkamp’s continued availability in a consulting capacity as well as his continued role on the Company’s Board of Directors and in the SBIC subsidiaries, these appointments are intended to support continuity across the Company’s finance, compliance, investment and governance functions. Saratoga Investment expects to maintain its disciplined approach to financial controls, regulatory compliance, risk management and stakeholder communications throughout the transition.

“On behalf of the Board and the entire Saratoga Investment team, I want to thank Henri for his significant contributions to the Company and his partnership over the years,” said Christian L. Oberbeck, Chairman and Chief Executive Officer of Saratoga Investment. “While we are sorry to see Henri step away from certain executive roles for health-related reasons, we fully support his decision to prioritize his health. We are grateful that he will remain engaged as a member of our Board, with our SBIC subsidiaries and be available in a consulting capacity ensuring a smooth transition. Christine, Rochelle and Jim are highly capable leaders with deep knowledge of our business and operating standards, and we are confident in their ability to provide continuity, disciplined execution and strong oversight as we advance Saratoga Investment’s strategic priorities.”

Mr. Steenkamp added, “It has been a privilege to serve Saratoga Investment, our Board, our shareholders and our dedicated team. I am proud of the Company’s progress and of the strong financial, compliance and investment capabilities we have built over the years, as well as the strength of the team that remains. While I am stepping away from my executive responsibilities to focus on my health, I remain fully committed to Saratoga Investment’s long-term success and look forward to continuing to support the Company as a director and in a consulting capacity during this transition.”

About Saratoga Investment

Saratoga Investment is a specialty finance company that provides customized financing solutions to U.S. middle-market businesses. The Company invests primarily in senior and unitranche leveraged loans and mezzanine debt, and, to a lesser extent, equity to provide financing for change of ownership transactions, strategic acquisitions, recapitalizations and growth initiatives in partnership with business owners, management teams and financial sponsors. Saratoga Investment’s objective is to create attractive risk-adjusted returns by generating current income and long-term capital appreciation from its debt and equity investments. Saratoga Investment has elected to be regulated as a business development company under the Investment Company Act of 1940 and is externally managed by Saratoga Investment Advisors, LLC, an SEC-registered investment advisor focusing on credit-driven strategies. Saratoga Investment Corp. owns two active SBIC-licensed subsidiaries, having surrendered its first license after repaying all debentures for that fund following the end of its investment period and subsequent wind-down. Furthermore, it manages a $350 million collateralized loan obligation (“CLO”) fund that has recently repriced and reset its reinvestment period and co-manages a joint venture (“JV”) fund that owns a $400 million collateralized loan obligation (“JV CLO”) fund, and has equity and junior security investments in both CLO’s. The Company’s diverse funding sources, combined with a permanent capital base, enable Saratoga Investment to provide a broad range of financing solutions.

Forward Looking Statements

This press release contains historical information and forward-looking statements with respect to the business and investments of the Company, including, but not limited to, the statements about future events or our future performance or financial condition. Forward-looking statements can be identified by the use of forward looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including, but not limited to: changes in the markets in which we invest; changes in the financial, capital, and lending markets; an economic downturn or a recession and its impact on the ability of our portfolio companies to operate and the investment opportunities available to us; the impact of interest rate volatility on our business and our portfolio companies; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy and its impact on our portfolio companies and the global economy; the impact of supply chain constraints and labor shortages on our portfolio companies; and the elevated levels of inflation and its impact on our portfolio companies and the industries in which we invests, as well as those described from time to time in our filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which it is made. The Company undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call, whether as a result of new information, future developments or otherwise, except as required by law. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026 and subsequent filings, including the “Risk Factors” sections therein, with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements.

Contacts:

Saratoga Investment Corporation
535 Madison Avenue, 4th Floor
New York, NY 10022

Henri Steenkamp
Chief Financial Officer
Saratoga Investment Corp.
212-906-7800

Lena Cati
The Equity Group Inc.
212-836-9611 / lena.cati@theequitygroup.com

Val Ferraro
The Equity Group Inc.
212-836-9633 / val.ferraro@theequitygroup.com